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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 31, 2000
                                                  -------------

                                  Advanta Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





          Delaware                        0-14120                23-1462070
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(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA                 19477
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         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (215) 657-4000
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Item 5.  Other Events

On July 31, 2000 Advanta Corp. (the "Company" or "Advanta") announced that its bank subsidiary, Advanta National Bank ("ANB"), has concluded discussions and signed an agreement with the Office of the Comptroller of the Currency regarding the carrying value of ANB's retained interests in mortgage securitizations and allowance for loan losses.

For ANB's June 30 Call Report, the agreement provides that the retained interests be calculated based on an 18% discount rate on the interest-only strip ("I/O") and subordinated trust assets, a 15% discount rate on the contractual mortgage servicing rights ("CMSR"), a prepayment rate that represents the average prepayment experience for the six months ended February 29, 2000 and cumulative loss rates as a percentage of original principal balance of 6% on closed end mortgage loans and 8% for HELOC (open end) mortgage loans. The agreement provides that based on these assumptions, the carrying value of ANB's CMSR will be reduced by $13 million and the carrying value of ANB's subordinated trust assets and I/O will be reduced by a total amount of $201 million. The agreement further provides that ANB's allowance for loan losses be increased by $22 million. These non-cash adjustments will be reflected in results for the second quarter. As previously announced, the Company will report second quarter earnings and guidance for the remainder of the year on Wednesday, August 2, 2000, after the impact of the adjustments on consolidated financial statements has been fully assessed.

The agreement also contains provisions regarding the use of similar assumptions for the calculation of the carrying value of the residual assets in future periods. Beginning with the third quarter of 2000, the agreement requires ANB to maintain its allowance for loan losses at a level of at least 5.38% of the unpaid principal balance of all loans owned by ANB or reported on its books, less any loans held for sale.

During the second quarter, the mortgage portfolio performed in line with management's previously disclosed expectations for the quarter. After giving effect to the terms of the agreement with the OCC, the on-balance sheet allowance for loan losses for ANB's mortgage loans will represent 8.66% of total outstanding loans held for investment at June 30, 2000 and approximately 85 months of charge-off coverage based on historic charge-offs, compared to 2.64% of loans held for investment and approximately 22 months of coverage based on historic charge-offs at year end 1999. The estimated liabilities for anticipated charge-offs on off-balance sheet loans, netted against the I/O and subordinated trust assets, will represent 8.21% of ANB's outstanding off-balance sheet loans at June 30, 2000 and approximately 65 months of charge-off coverage based on historic charge-offs, compared to 4.21% of loans and approximately 40 months coverage based on historic charge-offs at year end 1999. At June 30, the weighted average life of ANB's mortgage loans was between 3 and 4 years. For the period from April 1, 2000 through June 30, 2000, cash collections received by the securitization trusts on ANB's retained interests related to securitization completed prior to January 1, 2000 aggregated approximately $21.3 million or approximately 30% to 40% of the adjusted carrying value of the retained interests on an annualized basis. ANB continues to have capital ratios that meet the levels defined by statute as "well capitalized," and intends to meet increased capital ratios at


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September 30, 2000. As announced on June 2, 2000, ANB is restricted from taking brokered deposits.

Advanta previously announced portions of second quarter results which are not impacted by the adjustments discussed above. On July 24, it announced:

o Net income for Advanta Business Cards was $14.8 million for the quarter, a 73% increase over the first quarter of 2000 and a 206% increase over the second quarter of 1999.

o Managed receivables for Advanta Business Cards at the end of the quarter were $1.4 billion, an increase of 17% over the first quarter of 2000 and 61% over the second quarter of 1999.

o Advanta generated $29.6 million of cash flow from operations during the quarter, after considering key mortgage non-cash income and expense items and the cash impact of mortgage loan originations.

o    Advanta ended the quarter with over $900 million in total liquidity.

Advanta management will hold a conference call with analysts and institutional investors on Wednesday at 9:00 am Eastern time. The call will be broadcast simultaneously over the Internet through http://www.advanta.com or http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those unable to listen to the live broadcast, replays will be available shortly after the call on the Vcall site.

Advanta (www.advanta.comhttp://www.advanta.com) is a highly focused financial services company with over 2,900 employees, servicing over $26 billion of assets, including approximately $13 billion in managed assets and approximately $13.6 billion in assets serviced for third parties. Advanta provides consumers and small businesses with targeted financial products and services, including non-conforming mortgages, business credit cards, equipment leases, insurance and deposit products. The Company is also one of the largest servicers of non-conforming mortgages for third parties in the country.

Advanta has leveraged its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Advanta created one of the first automated underwriting and sales engines in the non-conforming mortgage industry. The Company also offers its customers and business partners a broad range of self-service financial solutions and other services on the Internet.

Advanta was named one of the 500 Most Admired Companies in America in FORTUNE Magazine's most recent annual survey. In June 2000, American Banker ranked Advanta Bank Corp. third among the top 100 community banks in the nation in terms of return on average assets.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.


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The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) the rate of prepayments; (5) interest rate fluctuations; (6) the level of expenses; (7) managed and sub-serviced receivables volume; (8) the timing of the securitizations of the Company's receivables; (9) the level of insurance policy renewals; (10) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the regulatory agreements; (11) relationships with significant vendors, business partners and customers; (12) the amount and cost of financing available to the Company; (13) the ratings on the debt of the Company and its subsidiaries; (14) the ability to attract and retain key personnel and customers; and (15) the results of the evaluation of strategic alternatives. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

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Form 8-K                                                      Advanta Corp.
July 31, 2000



Item 7.  Financial Statements and Exhibits.
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(c)      Exhibits:

         None

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Form 8-K                                                      Advanta Corp.
July 31, 2000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  Advanta Corp.


                                  By: /s/ Elizabeth H. Mai
                                     ----------------------------------------
                                     Elizabeth H. Mai, Senior Vice President,
                                     Secretary and General Counsel



July 31, 2000